Exhibit 99.1

NEWS RELEASE

For Immediate Release

STOCKHOLDERS APPROVE ACQUISITION OF TRIZETTO BY APAX PARTNERS

Newport Beach, Calif. – July 14, 2008 – The TriZetto Group, Inc. (NASDAQ: TZIX) announced that at its special meeting of stockholders this morning, stockholders representing 34.2 million shares, or 99.8% of shares voted and 79.2% of shares outstanding, voted FOR the proposal to approve and adopt the agreement and plan of merger previously agreed to among TZ Holdings, L.P., an entity that is majority-owned by funds affiliated with Apax Partners, L.P., TZ Merger Sub, Inc., a wholly-owned subsidiary of TZ Holdings and TriZetto; 48 thousand shares, or 0.1% of shares outstanding, voted AGAINST; and 8 thousand shares ABSTAINED from voting on the proposal. As previously announced, as part of the proposed settlement with the plaintiffs in the class action lawsuits, certain of TriZetto’s executive officers voted their TriZetto stock in the aggregate in the same proportion as the vote cast by the other stockholders.

“We are pleased to receive such high stockholder approval for the Apax transaction,” noted Jeff Margolis, TriZetto’s chairman and CEO, who presided over today’s meeting. “With this shareholder approval, we can focus on completing the financing and moving towards a targeted closing of this transaction as expeditiously as possible.”

About TriZetto

TriZetto is Powering Integrated Healthcare Management™. With its technology touching nearly half of the U.S. insured population, TriZetto is uniquely positioned to drive the convergence of health benefit administration, care management and constituent engagement. The company provides premier information technology solutions that enable payers and other constituents in the healthcare supply chain to improve the coordination of benefits and care for healthcare consumers. Healthcare payers include national and regional health insurance plans and benefits administrators that provide transaction services to self-insured employer groups. The company’s payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services and consulting. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, change of control, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, anticipated dilution or accretion of acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; risks associated with rapidly changing technology; and the risk that TriZetto’s proposed acquisition by Apax Partners is not consummated; as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of July 14, 2008. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Investor Contact:	Media Contact:
Brad Samson	Melissa Bruno
TriZetto	Schwartz Communications
949-719-2220	781-684-6652
brad.samson@trizetto.com	MBruno@schwartz-pr.com